            LOOMIS SAYLES  ____________________________________ FUND
                            AGENT COMPANY AGREEMENT
                            -----------------------


This Agent Company Agreement (the "Agreement") is made and entered into as of ___th of ___________, 1999 by and between LOOMIS SAYLES FUNDS (the "Trust"), a Massachusetts business trust organization under the laws of The Commonwealth of Massachusetts, on behalf of the Loomis Sayles ___________________________________ Fund series (the "Fund"), and
_________________________________ ("       "), a company organized under the
laws of Japan, concerning the appointment of an Agent Company (Daiko Kyokai-in) in Japan for the Fund.

1. 's Appointment as Agent Company
   -------------------------------

     (a) The Trust hereby appoints as Agent Company for the Fund in Japan, and hereby accepts such appointment, with regard to the Shares to be offered to the Japanese public for the purpose of performing the following functions (the "Agent Company" means a company as defined in Article 28, Chapter 4 of the Rules of Foreign Securities Transactions adopted as of December 4, 1973 by the Japan Securities Dealers Association ("JSDA")):

     (i) To distribute to JSDA and the securities companies in Japan who may be selling the Shares in Japan such Prospectuses relating to the Shares as may from time to time be required to be prepared in accordance with the provisions of the applicable laws and regulations of Japan and/or the aforesaid Rules of JSDA;

     (ii)   To make public in Japan the daily net asset value per Share;

     (iii) To distribute to JSDA and the securities companies in Japan who may be selling the Shares in Japan such financial statements and other documents relating to the Fund as may be from time to time required to be prepared in accordance with the provisions of the applicable laws and regulations of Japan and/or the aforesaid Rules of JSDA;

     (iv) To report to JSDA and to notify the securities companies in Japan who may be selling the Shares in Japan if and when the Shares become disqualified under the Standards of Selection of Foreign Investment Fund Securities under the Rules of Foreign Securities Transactions as adopted froom time to time by JSDA; and

     (v) To carry out on behalf of the Fund any and all acts and things incidental to or necessary for 's performance of any of the above enumerated functions.

     (b) In order for to perform efficiently its obligations as such Agent Company for the Fund in the manner stated above, the Trust agrees to furnish from time to time with such information and materials as may reasonably request or the Trust may find relevant in this connection. agrees to furnish the Trust from time to time with such information relating to the requirements under the aforesaid Rules of JSDA and other relevant laws and regulations of Japan as the Trust may reasonably request or may find relevant in connection with the subject of this paragraph 1.

     (c) It is the intent of the parties hereto that the Fund will pay, upon request, out-of-pocket expenses reasonably incurred in connection with the services to be rendered by in this capacity. shall submit to the Fund a statement of the estimated expenses together with a breakdown of such expenses.

2.   The Trust's Legal Representative in Japan
     -----------------------------------------

     The Trust shall appoint and maintain a legal representative in Japan, for as long as is required under the laws and regulations of Japan and the applicable Rules of JSDA, with respect to any and all matters regarding the transactions relating to the Shares including representation of the Trust before the courts.

3.   Documents to be Furnished by the Trust
     --------------------------------------

     The Trust will promptly, at the expense of the Trust, furnish with copies of (a) all public documents relating to the Fund filed by the Trust (i) under the Securities and Exchange Law of Japan or (ii) under the laws of The Commonwealth of Massachusetts, Investment Company Act of 1940, Securities Act of 1933 and Securities Exchange Act of 1934, or other laws and regulations pertaining to the operation of the Fund, (b) notices and reports to holders of Shares or to the public given or furnished for inspection by the Fund, (c) reports on the additional issue of the Shares, the number of the Shares resold and repurchased during each month, (d) a summary of portfolio securities and a breakdown of net assets as of the end of each month, and (e) any other documents which may reasonably request in writing from time to time including, but not limited to, the total amount of net assets, amount of bonds, stocks, cash and other information necessary to prepare annual, semi-annual, extraordinary securities reports and securities registration statements, to be filed with the Director of Kanto Local Finance Bureau; provided, however, that the Trust shall have no obligation to furnish with Japanese language translations of any documents except as the Fund or is required to furnish such translations under paragraph 4 below or under the laws and regulations of Japan or the Rules of JSDA.

4.   Documents in Japanese Language to be Furnished by the Trust
     -----------------------------------------------------------

     The Trust will prepare, in accordance with the forms required under the laws and regulations of Japan and the Rules of JSDA, and provide promptly and at the charge of the Fund copies in the Japanese language, in reasonable quantities, not exceeding 110% of the number of beneficial holders in Japan of the Shares, of the notices and reports given or furnished for inspection by the Fund to beneficial holders of the Shares or to the public, so long as the Trust is required under the Securities and Exchange Law of Japan or the Rules of JSDA and the Agreement for Opening of Foreign Securities Transaction Account to make continuous disclosure of the operations of the Fund for distribution thereof to the beneficial holders in Japan of the Shares who may purchase the Shares in accordance with the Distributions, Repurchase and Shareholder Servicing Agreement to be entered into between Loomis Sayles Distributors, L.P.

and undertakes to assist the Trust, at the expense of the Trust, in providing all required translations into the Japanese language.

5.   Termination
     -----------

     (a) This Agreement shall be effective until termination upon notice, three
(3) months prior to the termination date, in writing to the other party to this Agreement, to the addresses listed below, subject to the appointment of a successor agent company for the Trust in Japan insofar as such appointment is required in Japan.

     (b) The Trust agrees that its obligations for the benefit of the beneficial holders of the Shares, as provided in this Agreement, shall survive any termination of this Agreement, insofar as such obligations are required in Japan to be fulfilled.

6.   Notice
     ------

     All communications and notices hereunder shall be in writing and except as otherwise provided shall be delivered directly or mailed, cabled, or telexed to the following addresses:

     If to the Trust

          LOOMIS SAYLES FUNDS,
          on behalf of its Loomis Sayles  Fund series

          Attn: Mark W. Holland

     If to
          --------------------------------------
          --------------------------------------
          --------------------------------------

          Attn:

7.   Applicable Laws
     ---------------

     This Agreement shall be governed by and construed in accordance with the laws of Japan.



     IN WITNESS WHEREOF, the Trust and have caused their respective duly authorized representative or attorney to execute this Agreement on the date stated at the beginning hereof.

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's Loomis Sayles Fund series on behalf of the Trust by its duly authorized attorney and that the obligations of or arising out of this Agreement are not binding upon any of Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.



                                    The Trust

                                    LOOMIS SAYLES FUNDS,
                                    on behalf of its Loomis Sayles
                                     Fund series



                                    By:_________________________________________
                                         Lauren B. Pitalis
                                         Vice President




                                     SECURITIES CO., LTD.



                                    By:_________________________________________